Exhibit 10.52
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT is dated as of April 22, 2010, by and between MIE Holdings Corporation, an exempted company incorporated with limited liability in the Cayman Islands (together with its successors, the “Company”), TPG Star Energy Ltd. (“TPG Star”), an exempted company incorporated with limited liability in the Cayman Islands, TPG Star Energy Co-Invest, LLC (“TPG Co-Invest,” together with TPG Star, “TPG”) and Sino Link Limited (collectively, the “Investors”).
RECITALS
     WHEREAS, the Investors are holders of all Series A Preferred Shares, par value US$0.001 per share (“Series A Preferred Shares”), of the Company and together with the Company and other parties thereto are parties to the Second Amended and Restated Shareholders Agreement dated March 10, 2010 (the “Shareholders Agreement”);
     WHEREAS, the Company desires to raise additional capital through the public offer and sale of American Depositary Shares representing the Company’s Ordinary Shares (as defined below) (the “IPO”) and has made its first public filing of a registration statement on Form F-1 with the United States Securities and Exchange Commission on April 16, 2010;
     WHEREAS, each Series A Preferred Share will automatically convert into one Ordinary Share immediately prior to the consummation of the IPO, which is expected to take place within one month hereof; and
     WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Shares (as defined below) held by the Investors, and the Company desires to indemnify the Investors against certain liabilities to which it may become subject as a result of their investments in the Company.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereby agree as follows:
     1. Definitions. As used herein:
     “Adverse Disclosure” means public disclosure of material non-public information, disclosure of which, in the good faith judgment of a majority of the Board of Directors of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect; (ii) would not be required to be made at such time but for the filing or publication of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
     “Affiliate” of any person means any person that, alone or together with any other person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, when used with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.
     “Claim” has the meaning specified in Section 6.3 hereof.
     “Commission” means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.
     “Company” has the meaning specified in the preamble hereof.
     “Covered Documents” means each Registration Statement and each Periodic Report incorporated by reference into the Registration Statement.
     “Demand Registration” has the meaning assigned such term in Section 2.1.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case, whether federal, state, local or foreign.
     “Group” has the meaning specified in Rule 13d-5 under the Exchange Act.
     “Holders” means the Investors and their respective successors and assigns who are Holders of the Registrable Shares in accordance with this Agreement.
     “Indemnified Parties” has the meaning specified in Section 6.1 hereof.
     “Initiating Holders” shall means the Holders who are the holders of at least a majority of the Registrable Shares.
     “Losses” has the meaning specified in Section 6.1 hereof.
     “Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America or the international financial markets; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, Cayman Islands or People’s Republic of China; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States of America, Cayman Islands or People’s Republic of China or the declaration by the

United States, Cayman Islands or People’s Republic of China of a national emergency or war or a change in national or international financial, political or economic conditions or any material change in the exchange rate between Renminbi and the U.S. dollar; and (iv) any material adverse change in the Company’s business, properties, condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, whether or not in the ordinary course of business.
     “Notice of Demand” has the meaning assigned such term in Section 2.1.
     “Ordinary Shares” shall mean ordinary shares of the Company, par value US$0.001 per share.
     “Periodic Report” means each periodic report filed by the Company with the Commission under the Exchange Act.
     “Person” or “Persons” means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization or Governmental Entity.
     “Preemption Notice” has the meaning assigned such term in Section 2.3(a).
     “Prospectus” means the prospectus included in the Registration Statement at each such time as such Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     “Registrable Shares” means the Ordinary Shares beneficially owned by the Investors, and any Ordinary Shares from time to time receivable from the conversion, exchange or exercise of any other securities of the Company beneficially owned by the Investors, in each case, immediately following the consummation of the IPO. Registrable Shares shall cease to be such when (a) a Registration Statement with respect to the sale thereof shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act; (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act; (d) they shall have ceased to be outstanding; (e) they shall have been sold in a transaction not subject to the registration requirements of the Securities Act in which the transferor’s rights pursuant to Section 2 hereof shall not have been assigned to the transferee; or (f) an opinion of nationally recognized counsel experienced in such matters shall have been provided to the Company and Holders, in form and substance reasonably acceptable to the Holders and the Company and based upon such certificates or statements of facts as shall be reasonably required by such counsel to be delivered by the Holders or the Company, as the case may be, that such securities are distributable in a single sale without any limitation as to volume pursuant to Rule 144 under the Securities Act.
     “Registration Expenses” has the meaning assigned such term in Section 4.

     “Registration Statement” means a registration statement of the Company, concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.
     “Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     2. Demand Registration.
     2.1. Requests for Registration. Subject to the terms of this Agreement, Initiating Holders may request, after 180 days after the consummation of the Company’s IPO, registration of some or all of its Registrable Shares (provided the Registrable Shares to be so registered have an estimated market value of at least $20 million in aggregate) under the Securities Act by the Company. The Initiating Holders of Registrable Shares shall be entitled to request for two registrations, not including any registrations on Form F-3 (or any successor form) under the Securities Act, or any similar short form registration statement under applicable non-U.S. securities laws or registrations pursuant to Section 2.1 herein, which shall have no such limit (each, a “Demand Registration”). Any request for a Demand Registration (each, a “Notice of Demand”) shall specify (a) name of the Holder, (b) the amount of Registrable Shares proposed to be registered, and (c) the intended method or methods and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering. It is agreed that at any time when the Company is eligible to file a Registration Statement on Form F-3 (or any successor form), Initiating Holders may request that the Company file a Registration Statement pursuant to Rule 415 under the Securities Act to permit the offering of the Registrable Shares on a delayed or continuous basis. The Company shall give prompt written notice to the Holders of all other Registrable Shares as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of the Registration Statement relating to such registration) and shall include in such Demand Registration all Registrable Shares with respect to which the Company has received written requests for inclusion within 15 days after delivery of such notice. Subject to the terms and conditions hereof, each Demand Registration shall register the offer and sale of Registrable Shares for all cash consideration, and a Registration Statement in connection therewith shall permit the disposition of such Registrable Shares in accordance with the intended method or methods of disposition specified in the Notice of Demand. For the avoidance of doubt, a Piggyback Registration pursuant to Section 2.5 hereof shall not be considered a Demand Registration for purposes of calculating whether such a registration demand has been made.
     2.2. Demand Registration Expenses; Effective Registration. Pursuant to Section 4, the Holders shall pay all Registration Expenses in connection with each Demand Registration, on a pro rata basis based on the number of Registrable Shares included in such Demand Registration, whether or not deemed effected pursuant to this Section. A registration requested pursuant to Section 2.1 shall be deemed to have been effected and to be a Demand

Registration, if and only if a Registration Statement with respect thereto has become effective under the Securities Act and remains effective during the period provided for in Section 3(b). No Demand Registration shall be deemed to have been effected if (i) such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court; or (ii) the conditions to closing specified in any underwriting agreement entered into in connection with such Registration Statement are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Company.
     2.3. Demand Withdrawal. The Holders may withdraw their Registrable Shares from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Holders to such effect, the Company shall cease all efforts to secure effectiveness of such Registration Statement. Such Registration Statement shall be deemed a Demand Registration effected by the Company for purposes of Section 2.2, unless the Holders shall have paid or reimbursed the Company for the reasonable and documented Registration Expenses paid by the Company in connection with such withdrawn Registration.
     2.4. Preemption.
     (a) If not more than 30 days prior to receipt of a Notice of Demand, the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company; (ii) solicited bids for a primary offering of Ordinary Shares; or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Ordinary Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders within five days after the Company has received the Notice of Demand. The period of preemption may be up to 60 days following the date of the Preemption Notice.
     (b) Upon the Company’s preemption of a registration requested pursuant to Section 2.1, such requested registration shall not be considered a Demand Registration and the Holders agree not to exercise their right for a Demand Registration during the period of preemption. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a requested registration pursuant to this Section more than once in any 12-month period.
     2.5. Priority. If a Demand Registration or any Piggyback Registration involves an underwritten offering and the managing underwriters advise the Board of Directors of the Company in writing that they believe that the total number of shares of Ordinary Shares (including the Registrable Shares) is such as would have an adverse effect on the ability of the underwriters to effect the underwritten offering, then the Company shall include in such registration such number of shares of Ordinary Shares which the Company is so advised can be sold in such offering, provided that the securities to be included in such offering shall be (i) in the case of a Piggyback Registration only, first, 100% of the securities that the Company or (subject to Section 7.1) any Person (other than a Holder of Registrable Shares) exercising a contractual right to demand registration, as the case may be, proposes to sell; and (ii) second, and in the case of a Piggyback Registration only if all the securities referenced in clause (i) have been included, the number of Registrable Shares that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect, allocated pro rata among the sellers thereof in accordance with the provisions of the following sentence. All sellers of Registrable Shares shall share pro rata in the number of shares of Ordinary Shares to be excluded from such offering, such sharing to be based on the respective number of shares of Ordinary Shares as to which registration has been requested by such sellers. If and only if all of the Registrable Shares as to which registration has been requested by the Holders thereof have been included in the Demand Registration or Piggyback Registration, then any other securities eligible for inclusion in such Demand Registration or Piggyback Registration may be included by the Company on the account of securityholders other than the Holders of Registrable Shares.
     2.6. Piggyback Registrations. (a) If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) under Section 2.1 hereof, (ii) on Form F-4 or S-8 or any successor form to such forms, or (iii) solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Shares, and such notice shall offer the Holders of such Registrable Shares the opportunity to register under such Registration Statement such number of Registrable Shares as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.4, the Company shall include in such Registration Statement all such Registrable Shares which are requested to be included therein within 15 days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Shares and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.5 must, and the Company shall make arrangements with the underwriters so that each such Holder may, participate in such underwritten offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.6 must, and the Company will make arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Shares shall be permitted to withdraw all or part of such Holder’s Registrable Shares from a Piggyback Registration at any time prior to the effective date thereof.
     2.7. Restrictions.
     (a) The Company may postpone for up to a total of 120 days the filing or the effectiveness of, or suspend for up to a total of 120 days the effectiveness of, a Registration Statement for a Demand Registration if the Company reasonably believes in its good faith judgment that the initial filing, initial effectiveness or continued use of such Demand Registration would require the Company to make any Adverse Disclosure. Any such determination shall be evidenced by a resolution of the Board of Directors of the Company and delivered at such time to the Holders. Notwithstanding any term of Section 2.4 or 2.7, in no event may the Company exercise the rights under Section 2.4 or 2.6 to cause preemption or postponement of the filing of a Registration Statement or postponement or suspension of the effectiveness thereof for more than 45 consecutive days. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to postpone the filing or postpone or suspend the effectiveness of a Registration Statement for a Demand Registration pursuant to this Section 2.7 more than three times in any 24-month period, with each such exercise of this right to be separated by no less than 180 days.
     (b) The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.
     2.8. Selection of Underwriters. If a Demand Registration involves an underwritten offering comprising solely of Registrable Securities, the underwriter or underwriters thereof shall be selected by the Initiating Holders, provided that such underwriter or underwriters shall be reasonably acceptable to the Company. If a Piggyback Registration involves an underwritten offering comprising of securities of the Company and Registrable Securities, the underwriter or underwriters thereof shall be selected by the Company, provided that such underwriter or underwriters shall be reasonably acceptable to the participating Holders. In all other cases, the underwriter or underwriters thereof shall be selected by the Company.
     3. Registration Procedures. Whenever the Initiating Holders have made a Notice of Demand, the Company shall use all reasonable and diligent efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof and, pursuant thereto, the Company shall as expeditiously as possible:
     (a) prepare and (as soon thereafter as possible but in any event no later than 120 days from the date of the Notice of Demand) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities that are no longer Registrable Shares, and provided that as far in advance as practicable before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company shall furnish copies of all such documents proposed to be filed to counsel for the Holders;
     (b) use the Company’s reasonable efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the completion of the distribution of all Registrable Shares included therein but no more than 120 days, except in the case that Initiating Holders have requested that an F-3 registration be on a delayed and continuous basis pursuant to Rule 415 (or any successor rule) for which such period shall be the earlier of three years or until the date on which all securities registered under such Registration Statement have been sold or withdrawn (excluding in each case any period during which any stop order, injunction or other order or requirement of the Commission or other governmental agency or court interfering with the Registration Statement is in effect with respect to such Registration Statement) or cease to be Registrable Shares and comply with the provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
     (c) furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such Holder’s Registrable Shares, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Shares under such Registration Statement;
     (d) use all reasonable and diligent efforts to register or qualify such Registrable Shares under the securities laws of such jurisdictions as the Holders reasonably request and keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable the sellers of Registrable Shares to consummate the disposition in such jurisdictions of such securities owned by such sellers, provided that the Company shall not be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;
     (e) as soon as practicable notify each seller of Registrable Shares at any time when a Prospectus relating thereto is required to be delivered under the applicable securities laws, upon discovery of or upon the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that upon receipt of any notice delivered in accordance with the provisions of this Section 3(e), each Holder of Registrable Shares shall be deemed to have agreed that such Holder shall forthwith discontinue such disposition of Registrable Shares pursuant to such Registration Statement and Prospectus until the receipt of the copies of the supplemented or amended Prospectus contemplated by this Section 3(e) and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in its possession of the Prospectus relating to such Registrable Shares current at the time of receipt of such notice;

     (f) cause all such Registrable Shares to be listed, on or prior to the effective date of such Registration Statement, on each national securities exchange or national market on which shares of Ordinary Shares are then listed;
     (g) enter into such agreements (including underwriting agreements) as the underwriters or their counsel reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and, to the extent reasonably requested by the managing underwriters of any underwritten offering, send appropriate officers of the Company to attend “road shows” scheduled in connection therewith;
     (h) make available for inspection by any underwriter participating in any sale or other disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants (subject to any requesting party executing a “hold harmless” letter or any other document reasonably requested by such independent accountants to furnish such information) to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such Registration Statement (including the opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements) as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; give the Holders, the underwriters and their respective attorneys, accountants or agents the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or each Prospectus filed with the Commission in connection therewith;
     (i) promptly notify each seller of Registrable Shares and each underwriter, if any:
          (i) when such Registration Statement or any Prospectus used in connection therewith has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;
          (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such Registration Statement or Prospectus;
          (iii) of the notification to the Company by the Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order suspending the effectiveness of such Registration Statement; and
          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts (A) to respond satisfactorily to any such comments and to file promptly any necessary amendments or supplements; (B) to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (C) to obtain the withdrawal of any such suspension of qualification, respectively;
     (j) otherwise use all reasonable and diligent efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (k) cooperate with the Holders and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority; and
     (l) in the case of an underwritten offering, use reasonable efforts to cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
     In the event the Company shall give any notice referred to in Section 3(e) above, the period referred to in Section 3(b) above shall be extended by a number of days equal to the number of days during the period from the date of the giving of such notice to such sellers to and including the date when each such seller receives the copies of the supplemented or amended Prospectus contemplated by Section 3(e) above.
     4. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (a) all registration, filing and listing fees and all fees of FINRA; (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws; (c) all word processing, duplicating, printing, messenger and delivery expenses of the Company (including, without limitation, expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses); (d) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any “comfort letters” required by or incident to such performance and compliance but excluding audit or other similar fees related to the preparation, review or audit of the Company’s financial statements and Periodic Reports; (e) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities including, without limitation, reasonable fees and disbursements of counsel for the underwriter or underwriters or selling Holders in connection with blue sky qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions; and (f) reasonable fees and expenses of other Persons retained or employed by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Holders on a pro rata basis based on the number of Registrable Shares included in such registration.

     5. Other Agreements. If requested by the underwriters for any underwritten offering pursuant to a Demand Registration or Piggyback Registration, the Company shall enter into an underwriting agreement with such underwriter for such offering, such agreement to contain such representations, warranties, agreements, indemnity and contribution provision by the Company and such other terms as are generally prevailing in agreements of this type (including, without limitation, an agreement to provide an opinion of counsel and a “comfort letter” to each underwriter, in each case in form and substance reasonably satisfactory to each such underwriter). In any such case, the Company shall allow Initiating Holders and their counsel to participate in the negotiation of such underwriting agreement, and approve its terms, such approval not to be unreasonably withheld. Any such Initiating Holders of Registrable Shares shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Shares and such Holder’s intended method of distribution and any other representation required by law or as reasonably requested by the underwriters. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in such underwriting agreements; and (ii) completes and executes all questionnaires, powers of attorney (which may contain customary terms regarding the minimum price of the Registrable Shares to be sold in the subject offering), custody agreements, indemnities and other documents reasonably required under the terms of such underwriting agreements.
     6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holders of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     7. Miscellaneous.
     7.1. No Inconsistent Agreements. The Company is not a party to any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Shares by this Agreement and, other than the registration rights granted as provided herein, has not granted to any party rights with respect to the registration of any Registrable Shares or any other securities issued or to be issued by it. The Company shall not hereafter enter into any agreement with respect to its securities which is in conflict with the rights granted to the Holders of Registrable Shares in this Agreement.
     7.2. Authority; Enforceability. Each party to this Agreement has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Each party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by each party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).
     7.3. Amendments and Waivers. This Agreement may be amended, supplemented or modified at any time, and any term or condition of the Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, in each case by a written instrument duly executed by Holders of a majority of the Registrable Shares. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each Holder of any Registrable Shares at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section, whether or not such Registrable Shares shall have been marked accordingly.
     7.4. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person (other than each other Person entitled to indemnity or contribution under Section 6 hereof) any right, remedy or claim under or by virtue of this Agreement.
     7.5. Assignment; Assumption.
     (a) Except by operation of law, this Agreement shall not be assigned by any party without the prior written consent of the other parties hereto, provided that the Holders may assign their rights hereunder (including, without limitation, under Section 6) to any Person by giving notice of such assignment to the Company as herein provided and causing such assignee to agree in writing be bound by the provisions of this Agreement. Any assignment made in violation of the foregoing shall be null and void for all purposes.
     7.6. Term. This Agreement shall terminate on the date as of which all the Registrable Shares have been sold pursuant to any Demand Registration and/or Piggyback Registration hereunder (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or when all Ordinary Shares cease to be Registerable Shares as defined herein, except for Sections 4 and 6, which shall survive.
     7.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     7.8. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if (a) delivered personally; (b) given by facsimile transmission; (c) mailed by FedEx or other nationally recognized courier service; or (d) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:
     If to the Company, to:
     MIE Holdings Corporation
     Suite 406, Block C Grand Place
     5 Hui Zhong Road
     Chaoyang District, Beijing 100101
     PRC
     Facsimile: (8610) 5123 8866
     Attention: Mr. Zhang Ruilin
     If to TPG, to:
     TPG Star Energy Ltd.
     301 Commerce Street, Suite 3300
     Fort Worth, Texas 76102
     Fax: (817) 871-4001
     Attention: Mr. Clive D. Bode
     with a copy to:
     TPG Growth Capital (Asia) Limited
     57th Floor, Two International Finance Centre
     8 Finance Street, Central, Hong Kong
     Fax: (852) 3515-8999
     Attention: Mr. Stephen Law
     If to Sino Link Limited to:
     c/o 14/F, Capital Mansion
     6 Xinyuan Nanlu
     Chaoyang District, Beijing 100004 PRC
     Fax: (8610) 8486 1690
     Attention: Mr. Lu Chunqing

     7.9. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
     7.10. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
     7.11. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
     7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.
[Signature page follows]

     The parties hereto have executed this Agreement on the date first set forth above.

MIE Holdings Corporation
By	/s/
Name:
Title:

TPG Star Energy Ltd.
By	/s/
Name:
Title:

TPG Star Energy Co-Invest, LLC
By	/s/
Name:
Title:

Sino Link Limited
By	/s/
Name:
Title:

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